UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT of 1934 (Amendment No.      )

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☑  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to § 240.14a-12

COMMUNITY HEALTH SYSTEMS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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COMMUNITY HEALTH SYSTEMS, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 23, 2006

To Our Stockholders:

Notice is hereby given that the Annual Meeting of Stockholders of Community Health Systems, Inc. will be held on Tuesday, May 23, 2006 at 8:00 a.m. (Eastern Daylight Time) at The St. Regis Hotel, 5th Avenue at 55th Street, New York, New York 10022, to consider and act upon the following matters:

1. To elect three (3) Class III Directors;

2. To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for our fiscal year ending December 31, 2006; and

3. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The close of business on March 31, 2006, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

YOU ARE REQUESTED, WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE ANNUAL MEETING, TO MARK, DATE, SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS EXERCISED.

By Order of the Board of Directors,

Rachel A. Seifert
Senior Vice President, Secretary and
General Counsel

Brentwood, Tennessee
April 12, 2006

ANNUAL MEETING OF STOCKHOLDERS
OF
COMMUNITY HEALTH SYSTEMS, INC.

PROXY STATEMENT

Page

Introduction	1
General Information	1
Proxy Statement Proposals	1
Corporate Governance Guidelines and Board Matters	1
Director Compensation	4
Director Nomination Process	4
Stockholder Proposals and Nominations for Directors	5
Members of the Board of Directors	5
Proposals Submitted for a Vote of Stockholders	7
Proposal 1 — Election of Class III Directors	7
Proposal 2 — Appointment of Independent Registered Public Accounting Firm	8
Security Ownership of Certain Beneficial Owners and Management	9
Compliance With Exchange Act Section 16(a) Beneficial Ownership Reporting	11
Relationships and Certain Transactions between Community Health Systems, Inc. and its Officers, Directors and 5% Beneficial Owners and their Family Members	11
Information About Our Executive Officers	12
Executive Compensation	13
Summary Compensation Table	13
Stock Options	14
Aggregated Option Exercises in Fiscal 2005 and Fiscal Year-End Option Values	15
Employment Arrangements	16
Supplemental Executive Retirement Plan	16
Report of the Compensation Committee on Fiscal 2005 Executive Compensation	18
Corporate Performance Graph	20
Audit and Compliance Committee Report	21
Proxy Solicitation	22
Miscellaneous	22
Attachments:
Annex A — Independence Standards for Directors
Annex B — Audit and Compliance Committee Charter

ANNUAL MEETING OF STOCKHOLDERS
OF
COMMUNITY HEALTH SYSTEMS, INC.
7100 Commerce Way Suite 100
Brentwood, TN 37027

PROXY STATEMENT
April 12, 2005

INTRODUCTION

The enclosed proxy is being solicited by the Board of Directors of Community Health Systems, Inc. (the “Company”) for use in connection with the Annual Meeting of Stockholders to be held Tuesday, May 23, 2006, or any adjournment or postponement thereof.

The record date with respect to this solicitation is March 31, 2006. All holders of record of our common stock as of the close of business on that date are entitled to vote at the meeting. As of that date the Company had 98,412,772 shares of common stock outstanding. Each share of our common stock is entitled to one vote. A proxy may be revoked by the stockholder at any time prior to its being voted at the meeting by giving written notification to the Company’s Secretary, submitting another proxy with a more recent date, or voting in person at the meeting. Attendance at the Annual Meeting by a stockholder who has executed a proxy does not alone revoke the proxy. When a proxy in the form enclosed with this Proxy Statement is returned properly executed, the shares represented thereby will be voted at the meeting in accordance with the directions indicated thereon. If the proxy is properly executed and returned without specifying choices, the shares will be voted in accordance with the recommendations of the Board of Directors. The presence, in person or by proxy, of the holders of a majority of the shares of outstanding common stock entitled to vote at the meeting is necessary to constitute a quorum for the transaction of business at the meeting.

The Company’s 2005 Annual Report to Stockholders, which includes our 2005 Form 10-K and contains consolidated financial statements reflecting the financial position as of December 31, 2005 and results of the operations of the Company for 2005, and this Proxy Statement are being mailed to stockholders on or about April 14, 2006. The Annual Report does not form part of the material for the solicitation of proxies.

GENERAL INFORMATION

Proxy Statement Proposals

Each year the Board of Directors submits to the stockholders at the Annual Meeting its nominations for election of directors. In addition, the stockholders are requested to ratify the selection of our independent registered public accounting firm. Other proposals may be submitted by the Board of Directors or stockholders for inclusion in the Proxy Statement for action at the Annual Meeting. Any proposal submitted by a stockholder for inclusion in the 2007 Annual Meeting Proxy Statement must be received by the Company in the manner and by the deadline set forth under “Stockholder Proposals and Nominations for Directors” as summarized later in this Proxy Statement.

Corporate Governance Guidelines and Board Matters

Following the passage of the Sarbanes-Oxley Act of 2002, our Board of Directors undertook a review of director independence, director qualifications, committee duties and governance, committee composition and qualification, our code of conduct, our policy regarding trading and reporting of trading in our stock, our policy regarding reporting of complaints involving accounting matters, our practices and policies on making loans to executive officers and directors, and our hiring practices with respect to the employees of our independent auditors. As a result of these reviews, our Board of Directors has taken the following actions, which have been reviewed and are updated at least annually:

•	Adopted Governance Guidelines for the Board of Directors, including independence standards for our directors.

•	Determined that our Board of Directors is comprised of a majority of directors who meet the independence standards of our Governance Guidelines. Our Board of Directors has affirmatively determined that of the eight current members of our Board of Directors, John A. Clerico, Dale F. Frey, John A. Fry, Harvey Klein, M.D., Julia B. North, and H. Mitchell Watson, Jr., are independent and meet the categorical independence standards set forth in our Independence Standards for Directors as set forth in Annex A attached to this Proxy Statement. Messrs. Smith and Cash, who are employee-officers of the Company, are not independent.

•	Adopted procedures for non-management directors to meet in executive session. The Board of Directors has appointed Dale F. Frey as the lead director (the “Lead Director”) to preside over these executive sessions and to take a leadership role in certain limited circumstances when leadership by the Chairman, who is also our President and Chief Executive Officer, would not be appropriate. Our Lead Director also provides significant input into Board meeting agendas and presentation topics.

•	Adopted a Code of Conduct that is applicable to all directors, officers, and employees of the organization. A variation of this Code of Conduct has been in effect at our Company since 1997.

•	Amended and restated the Audit and Compliance Committee Charter, incorporating all of the requirements of Sarbanes-Oxley and the regulations that have been published to date. Our Audit and Compliance Committee is comprised solely of independent directors, who also meet specific qualifications for service on this committee. All three of the members of our Audit and Compliance Committee are “audit committee financial experts” as defined by the Securities Exchange Act of 1934 (the “Exchange Act”) — John A. Clerico, John A. Fry, and H. Mitchell Watson, Jr.

•	Adopted a policy requiring the pre-approval of all non-audit services to be performed by our independent registered public accounting firm.

•	Adopted a policy that prohibits us from employing individuals who were engaged in our audit during the most recent two years.

•	Created a dual reporting relationship for our internal audit department so that it separately reports to our Chief Financial Officer and our Audit and Compliance Committee and adopted a charter for our Internal Audit Department.

•	Adopted a procedure for handling complaints regarding accounting matters.

•	Adopted a Compensation Committee Charter and strengthened the duties of this committee. The Compensation Committee is comprised solely of independent directors, who also meet specific qualifications for service on this committee.

•	Adopted a revised statement of policy regarding securities trading to ensure that all persons subject to the reporting requirements of Section 16 of the Exchange Act will be able to comply with all applicable filing requirements in a timely manner.

•	Adopted a policy, in accordance with the Sarbanes-Oxley Act, prohibiting us from making any loans to our directors or executive officers (no such loans were outstanding at the date the policy was adopted). Our policy does not allow directors or executive officers to participate in the “cashless exercise” option available to other employee participants in our stock option plan.

•	Adopted a Governance and Nominating Committee Charter. The Governance and Nominating Committee is comprised solely of independent directors.

•	Adopted procedures for the annual review of our Governance Guidelines, committee charters, and board and committee performance.

•	Adopted procedures for stockholders and other persons who wish to communicate directly with our Lead Director, non-employee directors and/or members of our Audit and Compliance Committee. These procedures are set forth in our Governance Guidelines.

A copy of the current version of our Board of Directors Governance Guidelines, including our Independence Standards, along with current versions of our Code of Conduct, the Board of Directors Governance Guidelines and committees’ charters are posted on the Investor Relations section of our Internet Website — www.chs.net. These items are also available in print to any shareholder who requests them by writing to Community Health Systems, Inc., Investor Relations, at 7100 Commerce Way Suite 100, Brentwood, TN 37027. In addition, attached to this Proxy Statement are current versions of our Independence Standards for Directors as Annex A and our Audit and Compliance Committee Charter as Annex B.

Operation and Meetings.  The Board of Directors is responsible for broad corporate policy and the overall performance of the Company. Members of the Board are kept informed of the Company’s business by various documents sent to them before each meeting and oral reports made to them during these meetings by the Company’s Chairman, President and Chief Executive Officer and other corporate executives. They are advised of actions taken by the various committees of the Board of Directors. Directors have access to all our books, records and reports, and members of management are available at all times to answer their questions.

Directors are encouraged to attend our annual meeting of stockholders; eight (8) of our then serving directors were present at our 2005 annual meeting of stockholders.

In 2005, the Board of Directors held four (4) regular meetings and three (3) special meetings. The Board of Directors also acted one (1) time by consent action. Each then incumbent director attended at least 75% of the Board meetings and meetings of the Board Committees on which he/she served which took place at the time he/she was an incumbent director.

The Audit and Compliance Committee is currently comprised of three (3) independent directors (as independence is defined in Section 303.01 (B) of the New York Stock Exchange (“NYSE”) Listed Company Manual and Section 10A-3 of the Exchange Act). These directors are John A. Clerico (Chair), John A. Fry, and H. Mitchell Watson, Jr. This committee held seven (7) regular meetings during 2005. The Audit and Compliance Committee’s responsibility is to provide advice and counsel to management regarding, and to assist the Board of Directors in its oversight of, (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independent registered public accounting firm’s qualifications and independence; and (iv) the performance of the Company’s internal audit function and independent registered public accounting firm. The Audit and Compliance Committee report is set forth later in this Proxy Statement.

The Compensation Committee is comprised of three (3) independent directors, none of whom has ever been an employee of the Company; H. Mitchell Watson, Jr. (Chair), Dale F. Frey, and Julia B. North. The Compensation Committee held three (3) regular meetings and one (1) special meeting and executed three (3) consent actions during 2005. The primary purpose of the Compensation Committee is to (i) assist the Board of Directors in discharging its responsibilities relating to compensation of the Company’s executives; (ii) approve awards and grants of equity-based compensation arrangements to directors, employees, and others pursuant to the Community Health Systems, Inc. Amended and Restated 2000 Stock Option and Award Plan; (iii) administer the Community Health Systems, Inc. 2004 Employee Performance Incentive Plan with regard to the employees to whom Section 162(m) of the Internal Revenue Code applies; (iv) assist the Board of Directors by making recommendations regarding compensation programs for directors; and (v) produce an annual report on executive compensation for inclusion in the Company’s proxy statement in accordance with applicable rules and regulations of the Exchange Act. The Compensation Committee’s report is set forth later in this Proxy Statement.

The Governance and Nominating Committee, whose members are Dale F. Frey (Chair), John A. Fry, Harvey Klein, M.D., and Julia B. North, met two (2) times during 2005. All of these members are independent, within the meaning of the Company’s Governance Guidelines — Independence Standards, which standards meet or exceed the standards contained in the NYSE Listing Standards. The primary purpose of the Governance and Nominating Committee is to (i) recommend to the Board of Directors a set of corporate governance guidelines applicable to the Company; (ii) review at least annually the Company’s corporate Governance Guidelines and make any recommended changes, additions or modifications; and (iii) identify individuals qualified to become Board members and to select, or recommend that the Board of Directors select, the director nominees for the next annual meeting of stockholders.

Director Compensation

Our Board of Directors has approved a compensation program for directors who are not members of management (“eligible directors”), which consists of both cash and equity-based compensation. In 2005, eligible directors received an annual stipend of $40,000, and an additional $5,000 for each committee chair appointment. Our Lead Director also received an additional stipend of $5,000. Effective January 1, 2006, the program was modified such that our Lead Director’s stipend is $10,000, the Audit and Compliance Committee chair’s stipend is $15,000, the Governance and Nominating Committee chair’s stipend is $7,500 and the Compensation Committee chair’s stipend is $10,000. Eligible directors also receive $1,500 for each Board meeting attended and $1,000 for each committee meeting attended. On December 15, 2005, the program was modified by our Board of Directors effective January 1, 2006 for eligible directors to receive 6,000 shares of restricted stock upon their initial appointment to the Board (as compared to 10,000 stock options prior to the modification) and 3,000 shares of restricted stock on the first business day after January 1 of each calendar year, provided the eligible director is a director on such date (as compared to 5,000 stock options prior to the modification). These awards are made under our Amended and Restated 2000 Stock Option and Award Plan. The restrictions on these shares lapse in equal one-third increments on each of the first three anniversaries of the award date. All directors are reimbursed for their out-of-pocket expenses arising from attendance at meetings of the Board and its committees. Prior to establishing this program in December 2002, some of our directors were granted stock options upon joining our Board of Directors, but received no other compensation other than reimbursement of expenses for attending meetings.

Director Nomination Process

The Governance and Nominating Committee has responsibility for the Director Nomination process. Its charter from the Board may be found in the Investor Relations section of our Internet Website, www.chs.net.

All of the members of the Governance and Nominating Committee are independent within the meaning of the Company’s Governance Guidelines — Independence Standards, which standards meet or exceed those contained in the New York Stock Exchange Listing Standards. The members of the Governance and Nominating Committee are Dale F. Frey (Chair), John A. Fry, Harvey Klein, M.D., and Julia B. North.

The Governance and Nominating Committee believes that the minimum qualifications that must be met by any Director nominee include (i) a reputation for the highest ethical and moral standards, (ii) good judgment, (iii) a positive record of achievement, (iv) if on other boards, an excellent reputation for preparation, attendance, participation, interest and initiative, (v) business knowledge and experience relevant to the Company and (vi) a willingness to devote sufficient time to carrying out his or her duties and responsibilities effectively.

The qualities and skills necessary in a director nominee are governed by the specific needs of the Board at the time the Governance and Nominating Committee determines to add a director to the Board. The specific requirements of the Board will be determined by the Governance and Nominating Committee and will be based on, among other things, the Company’s then existing strategies and business, market, regulatory environments, and the mix of perspectives, experience and competencies then represented by the other Board members. The Governance and Nominating Committee will also take into account the Chairman, President and Chief Executive Officer’s views as to areas in which management desires additional advice and counsel.

When the need to recruit a director arises, the Governance and Nominating Committee will consult the other directors, including the Chairman, President and Chief Executive Officer and, when deemed appropriate, utilize fee-paid third party recruiting firms to identify potential candidates. The candidate evaluation process may include inquiries as to the candidate’s reputation and background, examination of the candidate’s experiences and skills in relation to the Board’s requirements at the time, consideration of the candidate’s independence as measured by the Company’s Independence Standards, and other considerations as the Governance and Nominating Committee deems appropriate at the time. Prior to formal consideration by the Governance and Nominating Committee, any candidate who passes such screening would be interviewed by the Chair of the Governance and Nominating Committee and the Chairman, President and Chief Executive Officer.

The nominees at the Annual Meeting for the three (3) Class III Directors are as follows: John A. Clerico, Julia B. North and Wayne T. Smith, who are incumbents.

Stockholder Proposals and Nominations for Directors

The Governance and Nominating Committee will consider candidate nominees for election as director who are recommended by stockholders. Recommendations should be sent to the Secretary of the Company and should include the candidate’s name and qualifications and a statement from the candidate that he or she consents to being named in the Proxy Statement and will serve as a director if elected. For any candidate to be considered by the Governance and Nominating Committee and, if nominated, to be included in the Proxy Statement, such recommendation must be received by the Secretary at our offices (Secretary, Community Health Systems, Inc., 7100 Commerce Way, Suite 100, Brentwood, Tennessee 37027) not less than 45 or more than 75 days prior to the first anniversary of the date on which we first mailed our proxy materials for the preceding year’s annual meeting of stockholders. This same time requirement applies to any business a stockholder seeks to bring before an annual meeting of our stockholders. However, if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, to be timely, notice by the stockholder must be delivered no later than the close of business on the later of the 90th day prior to the annual meeting or the 10th day following the day on which the public announcement of the meeting is first made. The by-laws specify certain requirements as to the form and content of a stockholder’s notice.

Under Securities and Exchange Commission (“the SEC”) regulations, any stockholder wishing to submit a proposal to be included in the proxy materials relating to the 2007 Annual Meeting of Stockholders must submit the proposal in writing no later than December 12, 2006.

MEMBERS OF THE BOARD OF DIRECTORS

Our certificate of incorporation provides for a classified Board of Directors consisting of three classes. Each class consists, as nearly as possible, of one-third of the total number of directors constituting the entire Board. At each Annual Meeting of stockholders, successors to the class of directors whose term expires at that Annual Meeting will be elected for a three-year term and until their respective successors are elected and qualified. A director may only be removed with cause by the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote in the election of directors.

Class III directors’ terms expire at our 2006 Annual Meeting. Upon the recommendation of the Governance and Nominating Committee, the three (3) persons listed in the table below who are incumbent directors, are nominated for election to serve as Class III Directors for a term of three (3) years and until their respective successors are elected and qualify.

Name	Age	Position

John A. Clerico	64	Director (Class III)
Julia B. North	58	Director (Class III)
Wayne T. Smith	60	Chairman of the Board, President and Chief Executive Officer (Class III)

John A. Clerico	Director Since 2003
Audit and Compliance Committee Chair

Since 2000, when Mr. Clerico co-founded ChartMark Investments, Inc., he has served as its chairman and as a registered financial advisor. From 1992 to 2000, he served as an executive vice president and the Chief Financial Officer and a Director of Praxair, Inc. From 1983 until its spin-off of Praxair, Inc. in 1992, he served as an executive officer in various financial and accounting areas of Union Carbide Corporation.

Julia B. North	Director Since 2004
Compensation Committee Member
Governance and Nominating Committee Member

Julia B. North was appointed to our Board of Directors in December 2004. She is presently retired. Over the course of her career, Ms. North has served in many senior executive positions, including as president of consumer services for BellSouth Telecommunications from 1994 to 1997. After leaving BellSouth Telecommunications in 1997, she served as the President and CEO of VSI Enterprises, Inc. She currently serves on the Board of Directors of Acuity Brands, Inc., Simtrol Inc. and Winn-Dixie, Inc. On February 21, 2005, Winn-Dixie, Inc. filed for protection from creditors under Chapter 11 of the U.S. Bankruptcy Code.

Wayne T. Smith	Director Since 1997
Chairman of the Board

Mr. Smith is the Chairman, President and Chief Executive Officer. Mr. Smith joined us in January 1997 as President. In April 1997, we also named him our Chief Executive Officer and a member of the Board of Directors. In February 2001, he was elected Chairman of our Board of Directors. Prior to joining us, Mr. Smith spent 23 years at Humana Inc., most recently as President and Chief Operating Officer, and as a director, from 1993 to mid-1996. He is also a director of Almost Family and Praxair, Inc. Mr. Smith is a member of the board of directors and a past chairman of the Federation of American Hospitals.

The remaining incumbent directors, whose terms of office have not expired (Class I directors’ terms will expire in 2007, and Class II directors’ terms will expire in 2008), are set forth below.

Name	Age	Position

W. Larry Cash	57	Executive Vice President, Chief Financial Officer and Director (Class I)
Dale F. Frey	73	Director (Class II)
Harvey Klein, M.D.	68	Director (Class I)
John A. Fry	45	Director (Class II)
H. Mitchell Watson, Jr.	68	Director (Class I)

W. Larry Cash	Director Since 2001

Mr. Cash serves as the Executive Vice President and Chief Financial Officer. Prior to joining Community Health Systems, he served as Vice President and Group Chief Financial Officer of Columbia/HCA Healthcare Corporation from September 1996 to August 1997. Prior to Columbia/HCA, Mr. Cash spent 23 years at Humana, Inc., most recently as Senior Vice President of Finance and Operations from 1993 to 1996. He is also a director of Cross Country Healthcare, Inc.

Dale F. Frey	Director Since 1997
Lead Director
Governance and Nominating Committee Chair
Compensation Committee Member

Mr. Frey was elected as our Lead Director in February 2004. Mr. Frey is currently retired. From 1984 until 1997, Mr. Frey was the Chairman of the Board and President of General Electric Investment Corp. From 1980 to 1997, he was also Vice President of General Electric Company. Mr. Frey is also a director and the chairman of the audit committee of The Yankee Candle Company, Inc., Aftermarket Technology Corp., Ambassadors Group, Inc., and K&F Industries Holdings, Inc. (and serves as a member of its audit committee).

Harvey Klein, M.D.	Director Since 2001
Governance and Nominating Committee Member

Dr. Klein has been an Attending Physician at the New York Hospital since 1992. Dr. Klein serves as the William S. Paley Professor of Clinical Medicine at Cornell University Medical College, a position he has held since 1992. He also has been a Member of the Board of Overseers of Weill Medical College of Cornell University since 1997. Dr. Klein is a member of the American Board of Internal Medicine and American Board of Internal Medicine, Gastroenterology.

John A. Fry	Director Since 2004
Audit and Compliance Committee Member
Governance and Nominating Committee Member

Mr. Fry presently serves as President of Franklin & Marshall College. From 1995-2002, he was Executive Vice President of the University of Pennsylvania and served as the chief operating officer of the University and as a member of the executive committee of the University of Pennsylvania Health System. Mr. Fry is a member of the Board of Directors of Allied Security Holdings, LLC and the Board of Trustees of Delaware Investments, with oversight responsibility for all of the portfolios in that mutual fund family.

H. Mitchell Watson, Jr.	Director Since 2004
Compensation Committee Chair
Audit and Compliance Committee Member

Mr. Watson is currently retired. From 1982 to 1989, Mr. Watson was a Vice President of IBM, serving from 1982 to 1986 as President, Systems Product Division, and from 1986 to 1989 as Vice President, Marketing. From 1989 to 1992, Mr. Watson was President and Chief Executive Officer of ROLM Company. Mr. Watson is a director and the chairman of the audit committee of Praxair, Inc. Mr. Watson is chairman — emeritus of Helen Keller International.

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee of our Board of Directors are H. Mitchell Watson, Jr. (chair), Dale F. Frey, and Julia B. North. None of the members of the Compensation Committee are a current or former executive officer or employee of our Company or any of our subsidiaries.

PROPOSALS SUBMITTED FOR A VOTE OF STOCKHOLDERS

PROPOSAL 1 — ELECTION OF CLASS III DIRECTORS

Upon the recommendation of the Governance and Nominating Committee, the following three (3) persons listed below are nominated for election to serve as Class III Directors for a term of three (3) years and until their respective successors are elected and qualify.

The nominees for directors are John A. Clerico, Julia B. North and Wayne T. Smith. All nominees are currently serving terms as directors that expire at the Annual Meeting. Each of the nominees has agreed to serve for the three-year term to which they have been nominated. If any of the nominees are unable to serve or refuse to serve as directors, an event which the Board does not anticipate, the proxies will be voted in favor of such other person(s), if any, as the Board of Directors may designate.

Required Vote

The affirmative vote of a plurality of the shares of our common stock present in person or by proxy at the Annual Meeting is required to elect each of the Class III directors. Abstentions and broker non-votes in connection with the election of directors have no effect on such election since directors are elected by a plurality of the votes cast at the meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE NOMINEES FOR ELECTION AS CLASS III DIRECTORS.

PROPOSAL 2 — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Board of Directors proposes that the stockholders ratify the appointment by the Board of Directors of Deloitte & Touche LLP as our independent registered public accounting firm for 2006. We expect that a representative of Deloitte & Touche LLP will be present at the Annual Meeting and will be available to respond to appropriate questions submitted by stockholders at the Annual Meeting. Deloitte & Touche LLP will have the opportunity to make a statement if it desires to do so.

Fees

The following table summarizes the aggregate fees billed to the Company by Deloitte & Touche LLP:

	2005	2004
	(In thousands)

Audit Fees(a)	$2,602	$2,698
Audit-Related Fees(b)	477	618
Tax Fees(c)	404	597
All Other Fees(d)	38	117

Total	$3,521	$4,030

(a) Fees for audit services billed in 2005 and 2004 consisted of:

•	Audit of the Company’s annual consolidated financial statements (2005 and 2004 amount include an attestation report on management’s assessment of internal control over financial reporting);

•	Reviews of the Company’s quarterly consolidated financial statements; and

•	Statutory and regulatory audits, consents and other services related to SEC matters.

(b) Fees for audit-related services billed in 2005 and 2004 consisted of:

•	Due diligence associated with acquisitions;

•	Financial accounting and reporting consultations;

•	Sarbanes-Oxley Act, Section 404 advisory services;

•	Employee benefit plan audits; and

•	Agreed-upon procedures engagements.

(c) Fees for tax services billed in 2005 and 2004 consisted of:

•	Fees for tax compliance services totaled $404,000 and $571,000 in 2005 and 2004, respectively. Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred to document, compute, and obtain government approval for amounts to be included in tax filings and consisted of:

(i) Federal, state and local income tax return assistance;

(ii) Sales and use, property and other tax return assistance; and

(iii) Assistance with tax audits and appeals.

•	Fees for tax planning and advice services totaled $0 and $26,000 in 2005 and 2004, respectively. Tax planning and advice are services rendered with respect to proposed transactions or that alter a transaction to obtain a particular tax result. Such services consisted of tax advice related to structuring certain proposed mergers, acquisitions and disposals and other transactions.

(d) Fees for all other services billed in 2005 and 2004 consisted of permitted non-audit services, such as:

•	Valuation, or other services permitted under transition rules in effect at May 6, 2003; and

•	Any other consulting or advisory service.

In considering the nature of the services provided by the independent registered public accounting firm, the Audit and Compliance Committee determined that such services are compatible with the provision of independent audit services. The Audit and Compliance Committee discussed these services with the independent registered public accounting firm and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the rules and regulations of the American Institute of Certified Public Accountants.

Pre-Approval of Audit and Non-Audit Services

On December 10, 2002, the Board of Directors delegated to the Audit and Compliance Committee the sole authority to engage and discharge the Company’s independent registered public accounting firm, to oversee the conduct of the audit of the Company’s consolidated financial statements, and to approve the provision of all auditing and non-audit services. All audit and non-audit services performed by the independent registered public accounting firm during 2005 were pre-approved by the Audit and Compliance Committee prior to the commencement of such services. The Company’s policy does not permit the retroactive approval for “de minimus non-audit services.”

Required Vote

Approval by the stockholders of the appointment of our independent registered public accounting firm is not required, but the Board believes that it is desirable to submit this matter to the stockholders. If holders of a majority of our common stock present and entitled to vote on the matter do not approve the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2006 at the Annual Meeting, the selection of our independent registered public accounting firm will be reconsidered by the Audit and Compliance Committee. Abstentions will be considered a vote against this proposal and broker non-votes will have no effect on such matter since these votes will not be considered present and entitled to vote for this purpose.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2006.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of March 31, 2006, except as otherwise footnoted, with respect to ownership of our common stock by:

•	each person known by us to be a beneficial owner of more than 5% of our Company’s common stock;

•	each of our directors;

•	each of our executive officers named in the Summary Compensation Table on page 13; and

•	all of our directors and executive officers as a group.

Except as otherwise indicated, the persons or entities listed below have sole voting and investment power with respect to all shares of common stock beneficially owned by them, except to the extent such power may be shared with a spouse.

	Shares Beneficially Owned(1)
Name	Number		Percent

5% Stockholders:
FMR Corp.(2)	8,414,856	(2)	8.6%
T. Rowe Price Associates, Inc.(3)	5,421,042	(3)	5.5%
Directors:
John A. Clerico	31,500	(4)	*
Dale F. Frey	47,181	(5)	*
John A. Fry	16,500	(6)	*
Harvey Klein	26,500	(7)	*
Julia B. North	10,000	(8)	*
H. Mitchell Watson, Jr.	18,500	(9)	*
Wayne T. Smith	1,719,404	(10)	1.7%
W. Larry Cash	879,038	(11)	0.9%
Other Named Executive Officers:
David L. Miller	335,997	(12)	0.3%
Gary D. Newsome	274,469	(13)	0.3%
Michael T. Portacci	306,566	(14)	0.3%
All Directors and Executive Officers as a Group (15 persons)	4,238,668	(15)	4.2%

*	Less than 1%.

(1)	For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock when such person or persons has the right to acquire them within 60 days after March 31, 2006. For purposes of computing the percentage of outstanding shares of common stock held by each person or group of persons named above, any shares which such person or persons have the right to acquire within 60 days after March 31, 2006 is deemed to be outstanding but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Shares beneficially owned are based on a Schedule 13G filed on February 14, 2006 by FMR Corp. The address of FMR Corp. is 82 Devonshire St., Boston, MA 02109.

(3)	Shares beneficially owned are based upon a Schedule 13G filed on February 13, 2006 by T. Rowe Price Associates, Inc., The address of T. Rowe Price Associates, Inc., is 100 East Pratt St., Baltimore, MD 21202.

(4)	Includes 17,500 shares subject to options which are currently exercisable or exercisable within 60 days of March 31, 2006.

(5)	Includes 38,181 shares subject to options which are currently exercisable or exercisable within 60 days of March 31, 2006.

(6)	Includes 12,500 shares subject to options which are currently exercisable or exercisable within 60 days of March 31, 2006.

(7)	Includes 22,500 shares subject to options which are currently exercisable or exercisable within 60 days of March 31, 2006.

(8)	Includes 5,000 shares subject to options which are currently exercisable or exercisable within 60 days of March 31, 2006.

(9)	Includes 12,500 shares subject to options which are currently exercisable or exercisable within 60 days of March 31, 2006.

(10)	Includes 1,033,333 shares subject to options which are currently exercisable or exercisable within 60 days of March 31, 2006.

(11)	Includes 691,666 shares subject to options which are currently exercisable or exercisable within 60 days of March 31, 2006.

(12)	Includes 210,000 shares subject to options which are currently exercisable or exercisable within 60 days of March 31, 2006.

(13)	Includes 210,000 shares subject to options which are currently exercisable or exercisable within 60 days of March 31, 2006.

(14)	Includes 218,404 shares subject to options which are currently exercisable or exercisable within 60 days of March 31, 2006.

(15)	Includes 2,874,921 shares subject to options which are currently exercisable or exercisable within 60 days of March 31, 2006.

COMPLIANCE WITH EXCHANGE ACT SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING

Section 16(a) of the Exchange Act requires our executive officers, directors, and persons who beneficially own greater than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. These persons are required by regulation to furnish us with copies of all Section 16(a) reports that they file. Based solely on our review of copies of these reports that we have received and on representations from all reporting persons that no Form 5 report was required to be filed by them, we believe that during 2005, all of our officers, directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements with the exception of John A. Clerico, who inadvertently failed to timely report his purchase of 5,000 shares of our common stock on July 13, 2005 in an open market transaction. A Form 4 for this transaction was filed with the SEC on September 21, 2005.

RELATIONSHIPS AND CERTAIN TRANSACTIONS BETWEEN THE COMPANY AND ITS OFFICERS, DIRECTORS AND 5% BENEFICIAL OWNERS AND THEIR FAMILY MEMBERS

The Company employs Brad Cash, son of W. Larry Cash. In 2005, Brad Cash received compensation of $182,368, including compensation of $60,963 incurred from the exercise of stock options, while serving as a chief financial officer of one of our hospitals.

In 2005, the Company’s subsidiary, CHS/Community Health Systems, Inc. has established Community Health Systems Foundation, a tax-exempt charitable foundation. One of the purposes of the Foundation is to match charitable contributions made by the Company’s directors and officers up to an aggregate maximum per year of $25,000 per individual.

The Company believes each of the transactions or financial relationships were on terms as favorable as could have been obtained from unrelated third parties.

There were no loans outstanding during 2005 from the Company to any of its directors, nominees for director, executive officer, or any beneficial owner of 10% or more of our equity securities, or any family member of any of the foregoing.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

The following sets forth information regarding our executive officers as of March 31, 2006. Each of our executive officers holds an identical position with CHS/Community Health Systems, Inc., our wholly-owned subsidiary:

Name	Age	Position

Wayne T. Smith	60	Chairman of the Board, President and Chief Executive Officer and Director (Class III)
W. Larry Cash	57	Executive Vice President, Chief Financial Officer and Director (Class I)
David L. Miller	57	Senior Vice President — Group Operations
Gary D. Newsome	48	Senior Vice President — Group Operations
Michael T. Portacci	47	Senior Vice President — Group Operations
William S. Hussey	56	Senior Vice President — Group Operations
Martin G. Schweinhart	51	Senior Vice President — Operations
Rachel A. Seifert	46	Senior Vice President, Secretary and General Counsel
T. Mark Buford	52	Vice President and Corporate Controller

Wayne T. Smith — The principal occupation and employment experience of Mr. Smith during the last five years is set forth on page 6 above.

W. Larry Cash — The principal occupation and employment experience of Mr. Cash during the last five years is set forth on page 6 above.

David L. Miller serves as Senior Vice President — Group Operations. Mr. Miller joined us in November 1997 as a Group Vice President, and presently manages hospitals in Alabama, Florida, Louisiana, North Carolina, South Carolina, Virginia, and West Virginia. Prior to joining us, he served as a Divisional Vice President for Health Management Associates, Inc. from January 1996 to October 1997. From July 1994 to December 1995, Mr. Miller was the Chief Executive Officer of the Lake Norman Regional Medical Center in Mooresville, North Carolina, which is owned by Health Management Associates, Inc.

Gary D. Newsome serves as Senior Vice President — Group Operations. Mr. Newsome joined us in February 1998 as Group Vice President, and presently manages hospitals in Illinois, Kentucky, New Jersey, and Pennsylvania. Prior to joining us, he was a Divisional Vice President of Health Management Associates, Inc. From January 1995 to January 1996, Mr. Newsome served as Assistant Vice President/Operations and Group Operations Vice President responsible for facilities of Health Management Associates, Inc., in Oklahoma, Arkansas, Kentucky, and West Virginia.

Michael T. Portacci serves as Senior Vice President — Group Operations. Mr. Portacci joined us in 1987 as a hospital administrator and became a Group Director in 1991. In 1994, he became Group Vice President, and presently manages hospitals in Arizona, California, Missouri, New Mexico, Texas, Utah, and Wyoming.

William S. Hussey serves as Senior Vice President — Group Operations. Mr. Hussey joined us in June 2001 as a Group Assistant Vice President. In January 2003, he was promoted to Group Vice President to manage our acquisition of seven hospitals in West Tennessee, and in January 2004, he was promoted to Group Senior Vice President and assumed responsibility for additional hospitals. Mr. Hussey presently manages hospitals in Arkansas, Georgia, Kentucky, and Tennessee. Prior to joining us, he served as President and CEO for Gulfside Medical Development in Ft. Myers, Florida, from 1998 to 2001. From 1992 to 1997, Mr. Hussey served as President — Tampa Bay Division, for Columbia/HCA Healthcare Corporation.

Martin G. Schweinhart serves as Senior Vice President — Operations. Mr. Schweinhart joined us in June 1997 as the Vice President Operations. From 1994 to 1997 he served as Chief Financial Officer of the Denver and Kentucky divisional markets of Columbia/HCA Healthcare Corporation. Prior to that time he spent 18 years with Humana Inc. and Columbia/HCA in various management capacities.

Rachel A. Seifert serves as Senior Vice President, Secretary and General Counsel. She joined us in January 1998 as Vice President, Secretary and General Counsel. From 1992 to 1997, she was Associate General Counsel of Columbia/HCA Healthcare Corporation and became Vice President-Legal Operations in 1994. Prior to joining Columbia/HCA in 1992, she was in private practice in Dallas, Texas.

T. Mark Buford, C.P.A., serves as Vice President and Corporate Controller. Mr. Buford has served as our Corporate Controller since 1986 and as Vice President since 1988.

The executive officers named above were appointed by the Board of Directors to serve in such capacities until their respective successors have been duly appointed and qualified, or until their earlier death, resignation or removal from office.

EXECUTIVE COMPENSATION

The following are presented on the subsequent pages: (i) the Summary Compensation Table; (ii) stock option information; (iii) the Aggregated Option Exercises in Fiscal 2005 and Fiscal Year-End Option Values Table; (iv) the Equity Compensation Plan Information Table; (v) a description of our employment arrangements; (vi) Supplemental Executive Retirement Plan information with the Pension Plan Table; (vii) the Report of the Compensation Committee on Fiscal 2005 Executive Compensation; and (viii) the Corporate Performance Graph.

Summary Compensation Table

The following table sets forth certain summary information with respect to compensation for the years ended December 31, 2005, 2004 and 2003, paid by us for services to those persons who were, during 2005, our Chief Executive Officer and our four other most highly paid executive officers (collectively, the “Named Executives”).

					Long Term
					Compensation
	Annual Compensation				Awards
				Other
				Annual	Restricted	Securities	All Other
				Compensation	Stock	Underlying	Compensation
Name and Position	Year	Salary ($)	Bonus ($)	($)(1)	Awards $(2)	Options (#)	($)

Wayne T. Smith	2005	$950,000	$1,900,000	$161,725	$3,237,000	100,000	$22,838	(3)
Chairman of the Board, President	2004	900,000	1,051,200	108,498	—	—	36,590
and Chief Executive Officer	2003	700,000	637,000	86,744	—	750,000	212,899
W. Larry Cash	2005	600,000	900,000	53,489	2,104,050	65,000	27,802	(3)
Executive Vice President and	2004	550,000	525,250	49,213	—	—	22,834
Chief Financial Officer	2003	500,000	455,000	27,090	—	500,000	98,764
Gary D. Newsome	2005	350,000	420,000	12,230	971,100	30,000	7,067	(3)
Senior Vice President —	2004	290,000	283,000	—	—	—	10,416
Group Operations	2003	270,000	245,450	—	—	200,000	60,640
David L. Miller	2005	350,000	381,500	15,252	971,100	30,000	8,566	(3)
Senior Vice President —	2004	291,000	145,500	—	—	—	7,664
Group Operations	2003	277,000	169,885	—	—	200,000	32,706
Michael T. Portacci	2005	350,000	385,000	—	971,100	30,000	12,530	(3)
Senior Vice President —	2004	286,000	143,000	—	—	—	8,199
Group Operations	2003	277,000	132,725	—	—	200,000	88,189

(1)	Amount represents the incremental cost to the Company for the personal use of corporate aircraft. The Board requires Mr. Smith, as Chief Executive Officer to use the Company’s corporate aircraft for personal as well as business travel.

(2)	The dollar values shown in the table above represent the aggregate market value of restricted shares on February 28, 2005 ($32.37 per share) which was the date of the grant. The aggregate numbers and dollar values of the restricted shares credited to each individual as of December 31, 2005, based on the market value of the common stock at December 31, 2005 ($38.34 per share) were:

Mr. Smith	100,000 shares	$3,834,000
Mr. Cash	65,000 shares	2,492,100
Mr. Newsome	30,000 shares	1,150,200
Mr. Miller	30,000 shares	1,150,200
Mr. Portacci	30,000 shares	1,150,200

(3)	Amount consists of additional long-term disability premiums for Messrs. Smith, Cash, Newsome, Miller and Portacci of $1,950; employer matching contributions to the 401(k) plan for Messrs. Smith, Cash, Newsome, Miller and Portacci of $2,801; employer matching contributions to the 401(k) Supplemental Plan for Messrs. Cash and Portacci of $1,400; employer matching contributions to the deferred compensation plan for Mr. Smith of $5,015, for Mr. Cash of $14,609, and for Mr. Portacci of $4,619; and life insurance premiums for Mr. Smith of $13,073, for Mr. Cash of $7,042, for Mr. Newsome of $2,316, for Mr. Miller of $3,816, and for Mr. Portacci of $1,760.

Stock Options

STOCK OPTIONS

The following table sets forth information with respect to options to purchase common stock granted during 2005 under our Amended and Restated 2000 Stock Option and Award Plan to the executive officers named in the Summary Compensation Table.

	Individual Grants
		Percent of
		Total
	Number of	Options			Potential Realizable Value of
	Securities	Granted to			Assumed Annual Rate of
	Underlying	Employees	Exercise		Stock Price Appreciation For
	Options	in Fiscal	Price	Expiration	Option Term(2)
Name	Granted (#)(1)	Year (%)	($/Share)	Date	5%	10%

Wayne T. Smith	100,000	7.5	$32.37	2/28/2015	$3,242,732	$6,365,944
W. Larry Cash	65,000	4.9	$32.37	2/28/2015	2,107,775	4,137,864
Gary D. Newsome	30,000	2.3	$32.37	2/28/2015	972,820	1,909,783
David L. Miller	30,000	2.3	$32.37	2/28/2015	972,820	1,909,783
Michael T. Portacci	30,000	2.3	$32.37	2/28/2015	972,820	1,909,783

(1)	Represents options granted under our Amended and Restated 2000 Stock Option and Award Plan. These options become exercisable with respect to one-third of the shares covered thereby on February 28, 2006, February 28, 2007 and February 28, 2008. In the event of a change in control of us as defined in our Amended and Restated 2000 Stock Options and Award Plan, all such options become immediately and fully exercisable.

(2)	The assumed 5% and 10% annual rates of appreciation over the term of the options are set forth in accordance with rules and regulations adopted by the SEC and do not represent our estimate of stock price appreciation.

Aggregated Option Exercises in Fiscal 2005 and Fiscal Year-End Option Values

The following table sets forth the stock option values as of December 31, 2005 for these persons:

	Shares
	Acquired		Number of Securities		Value of Unexercised
	in 2005	Value	Underlying Unexercised		In-the-Money Options at
	on	Realized	Options at Fiscal Year-End (#)		Fiscal Year-End ($)(2)
Name	Exercise (#)	($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Wayne T. Smith	500,000	$10,745,375	1,250,000	100,000	$26,200,000	$597,000
W. Larry Cash	440,000	10,150,937	670,000	65,000	13,327,800	388,050
Gary D. Newsome	166,809	3,776,833	300,000	30,000	6,142,000	179,100
David L. Miller	306,809	6,616,444	200,000	30,000	3,608,000	179,100
Michael T. Portacci	220,000	5,094,495	208,407	30,000	3,871,559	179,100

(1)	Value realized is based on the difference between the option exercise price and the closing market price of our common stock on the date of exercise, multiplied by the number of shares underlying the exercised options.

(2)	Sets forth values for options that represent the positive spread between the respective exercise prices of outstanding stock options based on the closing price of our common stock on the New York Stock Exchange on December 31, 2005, which was $38.34 per share.

EQUITY COMPENSATION PLAN INFORMATION

The following table includes information in respect of our equity compensation plans (and any individual compensation arrangements under which our equity securities are authorized for issuance to employees or non-employees) as of December 31, 2005.

Equity Compensation Plan Information as of Fiscal Year-End

Number of
	Securities to be		Number of Securities
	Issued upon	Weighted-Average	Remaining Available for
	Exercise of	Exercise Price of	Future Issuance Under
	Outstanding	Outstanding	Equity Compensation Plans
	Options, Warrants	Options, Warrants	(Excluding Securities
	and Rights	and Rights	Reflected in Column (a)
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	5,370,274	$22.63	7,530,618 (1)
Equity compensation plans not approved by security holders	—	—	—

Total	5,370,274	$22.63	7,530,618

(1)	Represents shares of our common stock that may be issued pursuant to nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, performance units, performance shares, phantom stock awards and share awards under the Amended and Restated 2000 Stock Option and Award Plan. The issuance of these shares was approved by our stockholders in 2000, 2003 and 2005.

On September 22, 2005, the Compensation Committee approved an immediate acceleration of the vesting of unvested stock options awarded to employees and officers on each of three grant dates, December 10, 2002, February 25, 2003 and May 22, 2003. Each of the grants accelerated had a three-year vesting period and would have otherwise become fully vested on their respective anniversary dates no later than May 22, 2006. All other terms and conditions applicable to the outstanding stock option grants remain in effect. A total of 1,235,885 stock options, with a weighted exercise price of $20.26 per share, were accelerated. The Compensation Committee’s decision to accelerate the vesting of the affected options was based primarily on the relatively short period of time until such stock options would have otherwise become fully vested making them no longer a significant aid for retention and the elimination of approximately $3.8 million of compensation expense associated with certain of these stock options that the Company would have otherwise recognized in the first two quarters of 2006 pursuant to Statement of Financial Accounting Standards (“SFAS”) No. 123 (revised 2004) “Share-Based Payment”.

Employment Arrangements

There are no written employment contracts with any of our Named Executives. The stock option agreements for the Named Executives issued under our Amended and Restated 2000 Stock Option and Award Plan provide for full and immediate vesting of options in the event of a change of control transaction (as defined under each such agreement). Under Company policy, our Named Executives are entitled to severance compensation in the event they are terminated without cause; the compensation ranges from 12 to 24 months of base salary and other supplemental benefits depending on benefit category, length of employment and reason for termination.

Supplemental Executive Retirement Plan

Effective January 1, 2003, the Company adopted the Supplemental Executive Retirement Plan for the benefit of our officers and key employees. This plan is a non-contributory non-qualified defined benefit plan that provides for the payment of benefits from the general funds of the Company. The Compensation Committee of our Board of Directors administers this plan and all determinations and decisions made by the Compensation Committee are final, conclusive and binding upon all persons.

The plan generally provides that, when a participant retires after his or her normal retirement date (age 65) he or she will be entitled to an annual retirement benefit equal to (i) the participant’s Annual Retirement Benefit, reduced by (ii) the sum of (a) the actuarial equivalent of the participant’s monthly amount of Social Security old age and survivor disability insurance benefits payable to the participant commencing at his or her unreduced Social Security retirement age, and (b) the annuity which is the actuarial equivalent of the amount contributed to the deferred compensation plan pursuant to the Benefit Exchange Agreement increased by 7% per year commencing January 1, 2003. (The Named Executives each entered into a Benefit Exchange Agreement with the Company which provided that, in exchange for the executive’s interest in a split-dollar insurance policy, the Company would contribute certain specified amounts to the executive’s account under the deferred compensation plan. These amounts are reflected in the “All Other Compensation” column of the summary compensation table for 2003.)

For this purpose the “Annual Retirement Benefit” means an amount equal to the sum of the participant’s compensation for the highest three years out of the last five full years of service preceding the participant’s termination of employment, divided by three, then multiplied by the lesser of 50% or a percentage equal to 2% multiplied by the participant’s years of service. Mr. Smith and Mr. Cash have been credited with two years of service for each year of actual service. Benefits are generally payable over the lifetime of the participant, but may be paid in an alternative form if requested by the participant.

In the event of a change in control, all participants who have been credited with five or more years of service will be credited with an additional three years of service. In addition, the benefit of any such participant will become fully vested and be paid out as soon as administratively feasible in a single lump sum payment. Upon such payment to all participants, the plan will terminate.

The following table shows estimated annual supplemental retirement benefits payable under our Supplemental Executive Retirement plan at normal retirement date.

Estimated SERP Maximum Annual Benefit at Age 65
For Years of Service Indicated(1)

Compensation(2)	10 Years	15 Years	20 Years	25 Years

$100,000	$20,000	$30,000	$40,000	$50,000
300,000	60,000	90,000	120,000	150,000
500,000	100,000	150,000	200,000	250,000
700,000	140,000	210,000	280,000	350,000
900,000	180,000	270,000	360,000	450,000
1,100,000	220,000	330,000	440,000	550,000
1,300,000	260,000	390,000	520,000	650,000
1,500,000	300,000	450,000	600,000	750,000
1,700,000	340,000	510,000	680,000	850,000
1,900,000	380,000	570,000	760,000	950,000
2,100,000	420,000	630,000	840,000	1,050,000
2,300,000	460,000	660,000	920,000	1,150,000
2,500,000	500,000	720,000	1,000,000	1,250,000
2,700,000	540,000	780,000	1,080,000	1,350,000
2,900,000	580,000	840,000	1,160,000	1,450,000
3,100,000	620,000	900,000	1,240,000	1,550,000
3,300,000	660,000	960,000	1,320,000	1,650,000

(1)	The benefits listed are the total target benefit and are subject to reduction for certain amounts contributed to the deferred compensation plan and Social Security benefits.

(2)	Defined as salary plus bonus as set forth in the Summary Compensation Table.

As of December 31, 2005, the estimated credited years of service for the individuals named in the Summary Compensation Table were as follows: Mr. Smith 18 years; Mr. Cash, 16 years; Mr. Newsome, 8 years; Mr. Miller, 8 years; and Mr. Portacci, 9 years.

The Compensation Committee is responsible for establishing and monitoring our Company’s compensation philosophy for our executive officers, including base salary and incentive compensation plans, equity grants and other long term incentives, and other benefits under the employee benefit plans. The Compensation Committee is also responsible for a general review of our compensation policy for all employees. The Compensation Committee operates pursuant to a written charter, which was initially adopted in 2002 and is reviewed at least annually. The current charter is posted on our corporate website (www.chs.net). Each member of the Compensation Committee meets the categorical independence standards as set forth in our Governance Guidelines as adopted by our Board of Directors in accordance with the New York Stock Exchange Listed Company Corporate Governance Standards. Furthermore, each member of the Compensation Committee meets the additional independence standards of Internal Revenue Code Section 162(m) in that no member of the Compensation Committee is a current or former employee or officer of the Company or any of its affiliates or receives remuneration from the Company other than remuneration received as a result of being a director of the Company, as well as the independence standards of Rule 16b-3 of the Exchange Act.

REPORT OF THE COMPENSATION COMMITTEE ON FISCAL 2005 EXECUTIVE COMPENSATION

It is the policy of the Compensation Committee to provide attractive compensation packages to executive management to attract and retain individuals with the appropriate experience and skills, motivate them to devote their full energies to the Company’s success, reward them for their services, and align the interests of senior management with the interests of stockholders.

The Compensation Committee has taken the following approach to executive compensation practices at the Company:

•	Utilizing selected industry peer groups comparisons, each executive is evaluated based on his or her individual characteristics, including time in position, performance, and future potential, to determine an appropriate compensation range;

•	Base salaries are then targeted to be within a range of 10% of the median for the particular position and total cash compensation (base salary and target incentive compensation) is targeted to be within a range of 10% of the 75th percentile for the particular position;

•	Target incentive award opportunities are set in ranges to align Company performance (or an applicable operational area) with an individual’s incentive compensation (the range for our executive officers is 42% to 200% of base salary);

•	Equity grants (combinations of stock options and restricted share awards) with an appropriate vesting schedule (three years) are made annually to serve as an executive retention tool and to further align executive compensation with the long-term interests of shareholders; and

•	Executive and other officers of the Company are eligible to participate in a defined retirement benefit plan, which is based on compensation levels and years of service.

Equity compensation awards are made pursuant to the Community Health Systems, Inc. Amended and Restated 2000 Stock Option and Award Plan. Restricted stock awards made to Mr. Smith and the other named executive officers in 2006 are performance based awards. Unless the Company attains earnings per share from continuing operations of at least 75% of the projected amount announced on February 22, 2006 in its Form 8-K filed with the SEC, the awards will be forfeited. Once the performance objective is attained, the awards will vest in one-third increments on the first, second and third anniversary dates of the grant.

Target incentive cash compensation awards are made pursuant to the Company’s 2004 Employee Performance Incentive Plan, which was approved by the shareholders of the Company on May 25, 2004. Defined retirement benefits are provided to the Company’s executive and other officers pursuant to the Company’s Supplemental Executive Retirement Plan, approved by the Board of Directors in December 2002. Mr. Smith and Mr. Cash have been awarded short-service supplements under this plan (such that Messrs. Smith and Cash will be credited with two years of service for each year of actual service under the plan).

The Company also provides certain executive officers perquisites in the form of personal usage of corporate aircraft, as more fully described in the footnotes to the Summary Compensation Table.

Mr. Wayne T. Smith, our Chairman, President and CEO, receives an annual base salary subject to the approval by the Compensation Committee. Mr. Smith’s base salary for fiscal 2005 was $950,000. For fiscal 2005, Mr. Smith’s target bonus was 200% of his annual salary, if his performance target was achieved. For 2005, Mr. Smith’s bonus was $1,900,000, reflecting the Company’s performance in net revenue, earnings, and earnings per share growth. In evaluating Mr. Smith’s performance, and setting the target bonus amount, the Compensation Committee has taken particular note of Mr. Smith’s outstanding leadership in the Company’s day to day operations and significant growth since 1997, when he joined the Company.

Section 162(m) of the Internal Revenue Code generally disallows a federal income tax deduction to a publicly held corporation for compensation paid in excess of $1 million in any taxable year to a chief executive officer or any of the four other most highly paid senior executive officers, unless the compensation constitutes “qualified performance-based compensation,” in which case it is not taken into account in determining whether the $1 million threshold is exceeded. Compensation as defined under Section 162(m) includes, among other things, base salary, incentive compensation and gains on stock option transactions. The Compensation Committee believes that it is important to the Company to preserve flexibility in administering compensation programs. Accordingly, the Company has not adopted a policy that all compensation must qualify as deductible under Section 162(m) and amounts paid under the Company’s compensation programs may be determined not to so qualify. The Compensation Committee intends to consider, on a case by case basis, how Section 162(m) will affect our compensation plans and contractual and discretionary compensation.

This report is respectfully submitted by the Compensation Committee of the Board of Directors.

H. Mitchell Watson, Jr., Chairman
Dale F. Frey
Julia B. North

CORPORATE PERFORMANCE GRAPH

The following graph sets forth the cumulative return of the Company’s common stock during the five year period ended December 31, 2005, as compared to the cumulative return of the Standard & Poor’s 500 Stock Index (S&P 500) and the cumulative return of the Dow Jones Healthcare Index. The graph assumes an initial investment of $100 in our common stock and in each of the foregoing indices and the reinvestment of dividends where applicable.

	12/31/00	12/31/01	12/31/2002	12/31/2003	12/31/2004	12/31/2005
Community Health Systems	$100.00	$72.86	$58.83	$75.94	$79.66	$109.54
Dow Jones Health Care Index	$100.00	$86.28	$67.43	$79.42	$78.27	$87.60
S&P 500	$100.00	$86.96	$62.85	$83.01	$91.79	$94.55

AUDIT AND COMPLIANCE COMMITTEE REPORT

The Audit and Compliance Committee of the Board of Directors of the Company is composed of three directors each of whom is “independent” as defined by the listing standards of the New York Stock Exchange and Section 10A-3 of the Exchange Act. All of our Audit and Compliance Committee members meet the Securities and Exchange Commission definition of “financial committee audit expert.” The Audit and Compliance Committee operates under a written charter adopted by the Board of Directors, which is posted on our Corporate Website (www.chs.net) and which is reviewed by the Committee annually, in conjunction with the Committee’s annual self-evaluation. The Company’s management is responsible for its internal controls and the financial reporting process. Our independent registered public accounting firm, Deloitte & Touche LLP, is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue its reports thereon. The Audit and Compliance Committee is responsible for, among other things, monitoring and overseeing these processes, and to recommend to the Board of Directors: (i) the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K; and (ii) the selection of the independent registered public accounting firm to audit the consolidated financial statements of the Company.

In keeping with that responsibility, the Audit and Compliance Committee has reviewed and discussed the Company’s audited consolidated financial statements with management and with the independent registered public accounting firm, reviewed internal controls and accounting procedures and provided oversight review of the Company’s corporate compliance program. In addition, the Audit and Compliance Committee has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, “Communication with Audit Committees.”

The Audit and Compliance Committee discussed with the Company’s internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit and Compliance Committee met with the internal auditors and independent registered public accounting firm with and without management present to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

The Audit and Compliance Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has discussed with the independent registered public accounting firm its independence and reviewed the amount of fees paid to the independent registered accounting firm for audit and non-audit services.

Based on the Audit and Compliance Committee’s discussions with management and the independent registered public accounting firm and the Audit and Compliance Committee’s review of the representations of management and the materials it received from the independent registered public accounting firm as described above, the Audit and Compliance Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the SEC.

This report is respectfully submitted by the Audit and Compliance Committee of the Board of Directors.

John A. Clerico, Chairman
John A. Fry
H. Mitchell Watson, Jr.

PROXY SOLICITATION

The cost of soliciting proxies will be borne by the Company. Proxies may be solicited by officers, directors and employees of the Company personally, by mail, or by telephone, facsimile transmission or other electronic means. On request, the Company will pay brokers and other persons holding shares of stock in their names or in those of their nominees for their reasonable expenses in sending soliciting material to, and seeking instructions from, their principals.

It is important that you return the accompanying proxy card promptly. Therefore, whether or not you plan to attend the meeting in person, you are earnestly requested to mark, date, sign and return your proxy in the enclosed envelope to which no postage need be affixed if mailed in the United States. You may revoke the proxy at any time before it is exercised. If you attend the meeting in person, you may withdraw the proxy and vote your own shares.

MISCELLANEOUS

As of the date of this Proxy Statement, the Board has not received notice of, and does not intend to propose, any other matters for stockholder action. However, if any other matters are properly brought before the meeting, it is intended that the persons voting the accompanying proxy will vote the shares represented by the proxy in accordance with their best judgment.

By Order of the Board of Directors,

Rachel A. Seifert
Senior Vice President, Secretary and
General Counsel

Brentwood, Tennessee
April 12, 2006

Annex A

Independence Standards for Directors (Including Service on Governance and Nominating Committee)

Independent Directors shall:

a. Not have been an employee of the Company, nor have an immediate family member who is or has been an executive officer, within the last three years. “Executive Officer” has the same meaning specified for the term “officer” under Rule 16a-1(f) under the Securities Exchange Act of 1934.

b. Not have been the recipient of, or whose family member was the recipient of, more than $100,000 in direct compensation from the Company, excluding director and committee fees and pension or other deferred compensation for prior services, during any twelve-month period within the last three years

c. Not (i) be a partner of or have an immediate family member who is a current partner of a firm that is our current internal or external auditor; (ii) be an employee of a firm that is our current internal or external auditor; (iii) have an immediate family member who is a current member of our internal or external auditor and who practices in our audit, assurance or tax compliance (but not tax planning) practice; or (iv) have been or have an immediate family member who was a partner or employee of our internal or external auditor, within the last three years and personally worked on our audit within that time.

d. Not have been part of an interlocking directorate within the last three years; for purpose of evaluating an interlocking directorate, the employment of the director’s immediate family members shall also be evaluated.

e. Not have been an executive officer or an employee, or whose immediate family member is an executive officer, of another company that makes payments to, or receives payments from, the Company for property or services in an amount which exceeds the greater of (i) $1 million or (ii) 2% of the other company’s consolidated gross revenues, in any of the last three years.

The Board will also evaluate, on a case-by-case basis, any other relationship, direct or indirect, between a director and the Company and its officers, which might have the appearance of potentially impairing the director’s independence of judgment. Special attention will be paid to service on a non-profit or charitable Board by the director or a close personal relationship between the director and any executive officer.

Additional Standards for Independence for Audit and Compliance Committee Members

Audit and Compliance Committee members shall:

•	Not receive any compensation from the Company other than fees for service as a director or committee member.

•	Not be an “affiliate” of the Company, as defined by SEC regulations, which include within the “affiliate” definition a 10% or greater shareholder.

Additional Standards for Independence for Compensation Committee Members (to allow the Committee to approve Section 16(b) transactions for securities law purposes and approve “performance goals” for purposes of 162(m) of the Internal Revenue Code) Compensation Committee members shall:

• Never have been an officer of the Company.

•	Not receive any compensation from the Company other than fees for service as a director or committee member.

•	Not be engaged in any business relationship or have an interest in any transaction that is required to be disclosed under Item 404(a) or (b) of Regulation S-K.

A-1

Annex B

AMENDED AND RESTATED
AUDIT AND COMPLIANCE COMMITTEE CHARTER

The Board of Directors of Community Health Systems, Inc. (the “Company”) has established an Audit and Compliance Committee (the “Committee”) with general responsibility and specific duties as described below.

COMPOSITION

The Committee shall be comprised of not less than three Directors who shall meet the requirements of applicable statutes and the New York Stock Exchange as may be in effect from time to time. Committee members shall be elected by the Board at its annual meeting and shall serve until their successors are duly elected and qualified. The Committee’s chairperson shall be designated by the full Board, or if the Board does not do so, by vote of a majority of the full Committee. The Committee may form and delegate authority to subcommittees where appropriate.

RESPONSIBILITY

The Committee’s responsibility is to provide advice and counsel to Management regarding, and to assist the Board of Directors in its oversight of (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the Independent Accountant’s qualifications and independence, and (4) the performance of the Company’s internal audit function and Independent Accountant. The Committee is empowered, without seeking Board approval, to retain persons having special competence, including outside legal, accounting and other advisors, as necessary to assist the Committee in fulfilling its responsibility. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of Management and the Independent Accountant. The Independent Accountant is ultimately accountable to the Committee.

ATTENDANCE

Members of the Committee should endeavor to be present, in person or by telephone, at all meetings; however, two Committee members shall constitute a quorum. As necessary, the Chairperson may request members of Management, the Director of Internal Audit, and representatives of the Independent Accountant to be present at meetings.

MINUTES OF MEETINGS

Minutes of each meeting shall be prepared and sent to Committee members and presented to Company Directors who are not members of the Committee at the next regularly scheduled meeting of the Board of Directors.

SPECIFIC DUTIES

1. Appoint the Independent Accountant (subject to ratification by the stockholders), evaluate the Independent Accountant, approve all audit engagement fees and terms, as well as all non-audit engagements with the Independent Accountant, and review and approve any discharge of the Independent Accountant. The

Committee may delegate to one or more Committee members the authority to pre-approve such non-audit services between regularly scheduled meetings provided that such approvals are reported to the full Committee at the next Committee meeting.

2. At least annually, obtain and review a report by the Independent Accountant describing: the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues, and (to assess the Independent Accountant’s independence) all relationships between the Independent Accountant and the Company.

3. Discuss with the Independent Accountant the quality of the Company’s financial accounting personnel, and any relevant recommendations that the Independent Accountant may have.

4. Set clear hiring policies for employees or former employees of the Independent Accountant.

5. Become familiar with the accounting and reporting principles and practices applied by the Company in preparing its financial statements.

6. Review, prior to the annual audit, the scope and general extent of the Independent Accountant’s audit examinations.

7. Review with the Independent Accountant any audit problems or difficulties and management’s responses and resolve any disputes between management and the Independent Accountant regarding financial reporting.

8. Meet separately, periodically, with the Chief Financial Officer, the Controller, the Vice President of Internal Audit, the Vice President & Corporate Compliance Officer, the General Counsel, and the Independent Accountant.

9. Review with the Chief Financial Officer, the Controller, the Corporate Compliance Officer, the Independent Accountant, and the Vice President of Internal Audit, the Company’s policies and procedures, as appropriate, to reasonably assess the adequacy of internal accounting and financial reporting controls and compliance practices and procedures.

10. Review and concur in the appointment, replacement, reassignment, or dismissal of the Vice President of Internal Audit.

11. Review with the Chief Financial Officer, the Controller, the Corporate Compliance Officer, and the Vice President of Internal Audit the adequacy and the scope of the annual internal audit plan, and any significant audit findings.

12. Review with the Chief Financial Officer, the Controller, the Corporate Compliance Officer, the Vice President of Internal Audit and the Independent Accountant, annual audited financial statements and quarterly financial statements, including the Company’s disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operation” prior to their release to the public. Discuss with the Independent Accountant the matters required to be discussed by the Statement on Auditing Standards No. 61 relating to the conduct of the year-end audit.

13. Discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies prior to their public release.

14. Monitor non-Board services provided by Directors and Executive Officers to and other transactions with the Company and its subsidiaries.

15. Advise the Board with respect to the policies and procedures of the Corporate Compliance Program and any material reports or inquiries received from regulators or governmental agencies.

16. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters.

17. Establish procedures for the confidential anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters.

18. Discuss policies with respect to risk assessment and risk management.

19. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

20. Obtain and review a report from the Independent Accountant regarding (1) all critical accounting policies and practices to be used, (2) all alternative treatments of financial information within GAAP that have been discussed with management and the ramifications of the use of such alternative disclosures and treatments, (3) the treatment preferred by the Independent Accountant, and (4) other written communications such as any management letters or schedule of unadjusted differences.

21. Obtain and review reports from Management assessing the effectiveness of the Company’s internal control structure and procedures for financial reporting, including (1) all significant deficiencies or material weaknesses in the design or operation of internal controls, (2) any fraud, whether or not material, that involves Management or other employees having a significant role in the internal controls, and (3) all significant changes to internal controls, including corrective actions, since the last report to the Committee.

22. Review the Committee’s Charter annually, and update as appropriate.

23. Perform an annual evaluation of the Committee, including evaluating the qualifications of the Committee’s members in accordance with the standards and requirements of the New York Stock Exchange and the SEC.

24. Report regularly to the Board of Directors with such recommendations as the Committee may deem appropriate.

25. Perform such other functions as may be required by law, the Company’s Restated Certificate of Incorporation or By-Laws, or the Board.

APPROVAL AND ADOPTION

As adopted by the Audit and Compliance Committee and approved by Board of Directors on December 10, 2002.

As revised and adopted by the Audit and Compliance Committee and approved by the Board of Directors on February 24, 2004.

As revised and adopted by the Audit and Compliance Committee on February 22, 2005, and approved by the Board of Directors on February 23, 2005.

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE
This Proxy is solicited on behalf of the Board of Directors of the Company. This Proxy will be voted as specified by the undersigned. This Proxy revokes any prior Proxy given by the undersigned. Unless authority to vote for one or more of the nominees is specifically withheld according to the instructions, a signed Proxy will be voted FOR the election of the three named nominees for directors and, unless otherwise specified, FOR proposal 2 herein and described in the accompanying Proxy Statement. The undersigned acknowledges receipt with this Proxy a copy of the Notice of Annual Meeting and Proxy Statement dated April 12, 2006, describing more fully the proposals set forth herein.

1.	ELECTION OF DIRECTORS	FOR ALL nominees listed to left (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees listed to left
	01 John A. Clerico 02 Julia B. North 03 Wayne T. Smith	☐	☐

INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name listed above.

	The Board of Directors recommends a vote FOR proposal 2.	FOR	AGAINST	ABSTAIN
2.	Proposal to ratify the selection of Deloitte & Touche LLP as the Company’s independent accountants for the fiscal year ending December 31, 2006.	☐	☐	☐

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.

Please date and sign name exactly as it appears hereon. Executors, administrators, trustees, etc. should so indicate when signing. If the stockholder is a corporation, the full corporate name should be inserted and the Proxy signed by an officer of the corporation, indicating his/her title. If the stockholder is a partnership, the full partnership name should be inserted and the Proxy signed by an authorized person of the partnership, indicating his/her title. If the stockholder is a limited liability company, the full limited liability company name should be inserted and the Proxy signed by an authorized person of the limited liability company, indicating his/her title.

Signature	Signature (if held jointly)	Date

▲ FOLD AND DETACH HERE  ▲

Community Health Systems, Inc.
2006 Annual Meeting of Stockholders

The undersigned hereby appoints Wayne T. Smith and Rachel A. Seifert, and each and any of them, proxies for the undersigned with full power of substitution, to vote all shares of the Common Stock of Community Health Systems, Inc. (the “Company”) owned by the undersigned at the Annual Meeting of Stockholders to be held at The St. Regis Hotel, located at 5th Avenue at 55th Street, New York, New York 10022 on Tuesday, May 23, 2006, at 8:00 a.m., local time, and at any adjournments or postponements thereof.

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE  ▲